EXHIBIT 1

         The undersigned hereby agree that this Amendment to the Schedule 13D filed by us with respect to the Common Stock of IVAX Corporation is filed on behalf of each of us.

                                          /s/ Phillip Frost, M.D.
                                          --------------------------------
Date: February 2, 2000                    Phillip Frost, M.D.


                                          FROST-NEVADA, LIMITED
                                          PARTNERSHIP

                                          /s/ David Moskowitz
                                          --------------------------------
Date: February 2, 2000                    David Moskowitz
                                          President of Frost-Nevada Corporation,
                                          General Partner


                                          FROST-NEVADA CORPORATION

                                          /s/ David Moskowitz
                                          --------------------------------
Date: February 2, 2000                    David Moskowitz, President

                                          /s/ Patricia Frost
                                          --------------------------------
Date: February 2, 2000                    Patricia Frost